UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2024

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $11.50 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Following the Annual Meeting (as defined below), the board of directors (the “Board”) of Spectral AI, Inc., a Delaware corporation (the “Company”) unanimously approved the expansion of the Board from six to seven members and appointed Erich Spangenberg to serve as a director on the Company’s Board. Mr. Spangenberg has been the longest-tenured Board member of the Company and, after declining to stand for reelection at the Annual Meeting, the Board was pleased that Mr. Spangenberg affirmatively responded to their request for his appointment to serve the Company as a director.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2024 Annual Meeting (the "Annual Meeting") of Shareholders of the Company was held on May 14, 2024. A total of 17,482,333 shares of the Company's Common Stock, par value $0.0001 per share (“Common Stock”), were eligible and entitled to vote at the Annual Meeting and a total of 9,289,312 shares of the Company's Common Stock were represented at the Annual Meeting (or 53.14% of the eligible shares). The matters voted on at the Annual Meeting were as follows:

1.	Proposal 1: Election of Directors:

The following individuals, each of whom was nominated for election to the Board by the Company, were elected by the shareholders at the Annual Meeting for a term of one year expiring at the 2025 Annual Meeting of shareholders.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Richard Cotton	4,379,965	-	295,459	4,613,888
Peter M. Carlson	4,413,021	-	262,403	4,613,888
J. Michael DiMaio	4,379,932	-	295,492	4,613,888
Martin Mellish	4,571,221	-	104,203	4,613,888
Deepak Sadagopan	4,578,011	-	97,413	4,613,888
Marion Snyder	4,389,195	-	286,229	4,613,888

The nomination of each of the above listed directors was made by the Board of Directors of the Company. Mr. Cotton, Mr. Mellish and Mr. Sadagopan were each completing their initial term as members of the Board of Directors since the Company’s listing on Nasdaq as of September 12, 2023. Mr. Carlson, as the Company’s Chief Executive Officer, Dr. DiMaio, as a Board member since February 7, 2024 and Ms. Snyder were also nominated by the Board of Directors in connection with the 2024 Annual Meeting.

2.	Proposal 2: Ratification of the adoption of the Spectral AI, Inc. 2023 Long Term Incentive Plan:

The shareholders voted at the Annual Meeting to ratify the adoption of the Company’s 2023 Long Term Incentive Plan (the “2023 Plan”). The options, restricted stock units and other securities issued pursuant to our 2018 Long Term Incentive Plan (the “2018 Plan”) and 2022 Long Term Incentive Plan (the “2022 Plan”) will be replaced with a corresponding security to be issued pursuant to the 2023 Plan. No new grants will be made under the 2022 Plan and the 2018 Plan and all outstanding grants under the 2018 Plan and 2022 Plan will be assumed by the 2023 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,410,233	200,529	64,662	4,613,888

3.	Proposal 3: (Advisory) Non-Binding ratification of the appointment of the Company’s independent registered public accounting firm:

The shareholders voted at the Annual Meeting to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2024.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,118,326	46,845	124,141	0

4.	Proposal 4: Authorization of the reservation and issuance of shares of Common Stock of the Company pursuant to the Standby Equity Purchase Agreement, dated March 20, 2024:

The shareholders voted at the Annual Meeting to authorize, for purposes of Nasdaq Marketplace Rule 5635, the reservation and issuance of 6,369,937 shares of Common Stock for sale to YA II PN, Ltd. pursuant to that certain Standby Equity Purchase Agreement, dated March 20, 2024 (the “Purchase Agreement”) at a purchase price per share as determined pursuant to the Purchase Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,488,372	150,199	36,853	4,613,888

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2024

SPECTRAL AI, INC.

By:	/s/ Peter M. Carlson
Name:	Peter M. Carlson
Title:	Chief Executive Officer